UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2007

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2007, FGDI, L.L.C., a majority-owned subsidiary of FCStone Group, Inc. (the “Company”), entered into a Third Amendment to Revolving Credit, Term Loan and Security Agreement and Related Documents (the “Third Amendment) with CoBANK ACB, to its original credit agreement with CoBANK, dated May 28, 2006. The primary effect of the Third Amendment, which was effective as of March 23, 2007, was to extend the maturity date through June 30, 2007 and to step down the maximum amount that can be outstanding under the credit agreement from $88 million to $73 million during the remaining term of the credit agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10	Third Amendment to Revolving Credit, Term Loan and Security Agreement and Related Documents.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: March 29, 2007
	By:	/s/ David A. Bolte
David A. Bolte Secretary

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